Exhibit 4.375

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 176466 dated November 01, 2018

For Rendering

Telecommunication services for Cable Broadcasting

This License is granted to

Limited Liability Company

Mobile Trend (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1082635008939

Tax Identification Number (TIN)

2634081081

Location address (place of residence):

121 r., 217, Gagarina str., Nevinnomyssk, Stavropol region, 357106

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until November 01, 2023.

This License is granted by decision of the licensing body - Order dated August 28, 2019 No. 516-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:
 MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 113579